                                                                    Exhibit 8(c)


                           FORM OF AMENDED SCHEDULE B
                          ACCOUNTING SERVICES AGREEMENT

1.   Schwab California Municipal Money Fund                    November 6, 1990
     (formerly Schwab California Tax-Exempt Money Fund)

2.   Schwab Money Market Fund                                  April 8, 1991

3.   Schwab Government Money Fund                              April 8, 1991

4.   Schwab Municipal Money Fund                               May 3, 1991
     (formerly Tax-Exempt Money Fund)
5.   Schwab US Treasury Money Fund                             November 5, 1991

6.   Schwab Value Advantage Money Fund                         February 7, 1992

7.   Schwab Institutional Advantage Money Fund                 November 26, 1993

8.   Schwab Retirement Money Fund                              November 26, 1993

9.   Schwab New York Municipal Money Fund                      November 8, 1994
     (formerly Schwab New York Tax-Exempt Money Fund)

10.  Schwab New Jersey Municipal Money Fund                    January 20, 1998

11.  Schwab Pennsylvania Municipal Money Fund                  January 20, 1998

12   Schwab Florida Municipal Money Fund                       February 16, 1998


                                      PFPC INC.

                                      By:     __________________________________
                                              Joseph T. Gramlich
                                      Title:  Senior Vice President

                                      THE CHARLES SCHWAB FAMILY OF FUNDS

                                      By:     __________________________________
                                              William J. Klipp
                                      Title:  Executive Vice President and Chief
                                              Operating Officer